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Exhibit 10.27.2

        "Certain portions of this Exhibit have been omitted and filed separately with the Commission based upon a request for confidential treatment."

AMENDMENT No. 2

        This Amendment is made and entered into this 29th day of April, 2005 between URI, Inc. ("URI") and [Redacted] ("[Redacted]") as parties to that certain Contract ("Contract") for the Sale of Uranium Concentrates from URI, Inc. to [Redacted] dated August 12, 2003.

        Accordingly, the parties hereto agree as follows:

1.
2005 Delivery Year: The 2005 Delivery Year of the above captioned "Contract" shall be modified as outlined below but shall be the only Delivery Year modified pursuant to this Amendment.

A.
Quantity: URI shall use every effort to deliver a total of 345,000 pounds U3O8 to [Redacted] during the 2005 Delivery Year. In any event, URI shall deliver to [Redacted] at least fifty per cent (50%) of the U3O8 produced monthly by URI during the remainder of 2005, up to 345,000 pounds U3O8.

B.
Location: URI shall deliver the U3O8 by book transfer to [Redacted]'s designated account at ConverDyn's conversion facility located at Metropolis, IL.

C.
Schedule: URI shall deliver the U3O8 to [Redacted]'s designated account once per month unless mutually agreed otherwise.

D.
Price:

1.
2005 Nominal Quantity (300,000 pounds U3O8): The price paid by [Redacted] to URI for the Nominal Quantity shall be $[Redacted] per pound U3O8, fixed-unescalated.

2.
2005 Adjusted Quantity (+15%; 45,000 pounds U3O8): The price paid by [Redacted] to URI for the Adjusted Quantity shall be $[Redacted] per pound U3O8, fixed-unescalated.

    It is agreed that URI may deliver the Adjusted Quantity prior to delivering the Nominal Quantity.

  E.
  Payment: [Redacted] shall make full payment to URI within seven (7) business days of each completed Delivery subject to [Redacted]'s prior receipt of ConverDyn's Delivery confirmation notice and URI's invoice.

2.
Supplemental U3O8 Sale: In consideration of the 2005 Delivery Year modification, URI shall sell and deliver and [Redacted] shall accept and pay for 300,000 pounds U3O8, in addition the U3O8 to be delivered under the "Contract" above. Such additional quantity shall be sold on the following terms and conditions to be implemented in the contract to be entered into by the Parties as attached hereto in Exhibit A:

A.
Quantity & Origin: 300,000 pounds U3O8 of any origin legally acceptable for use in US reactors at the time of Delivery.

B.
Delivery:

1.
Method: book transfer to [Redacted]'s designated account.

2.
Location: ConverDyn's conversion facility located at Metropolis IL.

3.
Schedule: URI may deliver the U3O8 to [Redacted] in up to three separate deliveries to be completed no later than December 31, 2007. URI will provide a 90 day prior notice to [Redacted] of any such Delivery.

  C.
  Price: The price paid by [Redacted] for each delivery completed by URI shall be the Market Price* less $[Redacted] per pound, fixed-unescalated.

    * Market Price: defined as the average of the month-end spot price for U3O8 published for the month immediately preceding a month of Delivery by Trade Tech and The Ux Consulting Company, LLC. Both spot values shall be applicable to origins of U3O8 legally acceptable for use in US reactors at the time of Delivery.

  D.
  Payment: [Redacted] shall make full payment to URI within 30 days of each completed Delivery subject to [Redacted]'s prior receipt of ConverDyn's Delivery notice confirmation and URI's invoice.

        Except as amended by this Amendment No 2, the Contract shall remain unchanged and in full force and effect.

        This Amendment No. 2 is hereby agreed to by [Redacted] and URI as of the date first written above by each of its representatives below:

For URI:	For [Redacted]:

Name	Name
President	Senior Manager Trading

Title	Title

Name

Title

Exhibit A

CONTRACT FOR THE SALE OF

URANIUM CONCENTRATES

        THIS CONTRACT is made with effect as of the 29th day of April 2005.

        BETWEEN:

    URI, Inc., a company under the laws of the State of Delaware having its principal office in Dallas, Texas ("URI")

        AND:

    [Redacted], a company under the laws of the State of Georgia having its principal office in Atlanta, Georgia ("[Redacted]")

        WHEREAS URI has offered to sell and [Redacted] wishes to purchase a quantity of uranium concentrates on the terms and conditions set forth in this Agreement,

        NOW THEREFORE, in consideration of the premises and the mutual obligations hereinafter described and intending to be legally bound, the Parties agree as follows:

ARTICLE I
INTERPRETATION

        1.01    Definitions:    In this Agreement the following terms and expressions shall have the following meanings:

  (a)
  "Agreed Rate" means a rate per annum that is equal to two (2%) percentage points in excess of the prime rate of interest per annum announced by the JP Morgan Chase Bank at New York, New York, as its prime rate of interest for U.S. dollar commercial loans;

  (b)
  "Book Transfer" means the transfer of U3O8 on the books of the Converter from the account of URI, or an account designated by URI, to the account of [Redacted];

  (c)
  "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in the United States of America;

  (d)
  "Converter" means the conversion facilities of ConverDyn, located in Metropolis, IL.

  (e)
  "Concentrates" means mill concentrates containing U3O8;

  (f)
  "Concentrates Price" is the price payable by [Redacted] to URI per pound of U3O8 delivered hereunder and shall be determined as the Market Price less a fixed, non-escalated discount of $[Redacted] per pound U3O8;

  (g)
  "Converter's Notice" means a written notice issued by the Converter confirming the Origin and the Delivery Quantity that was delivered to [Redacted] on the Delivery Date;

  (h)
  "Delivery Date" means any date, not later than December 31, 2007, upon which URI delivers Concentrates to [Redacted];

  (i)
  "Delivery Notice" means the written notice issued by URI and provided to [Redacted] 90 days prior to a Delivery Date.

  (j)
  "Delivery Quantity" means a total of 300,000 pounds U3O8 which may be delivered by URI in up to three separate deliveries to [Redacted];

  (k)
  "Market Price" means the average of the month end spot prices for U3O8 published for the month immediately preceding the month in which a Delivery Date occurs by TradeTech and the Ux Consulting Co., LLC. Both spot prices shall be applicable to origins of U3O8 legally acceptable for use in US reactors on the Delivery Date.

  (l)
  "Origin" means the country in which the Delivery Quantity was mined and milled;

  (m)
  "Party" means either [Redacted] or URI and "Parties" means both of them;

  (n)
  "Suspension Agreement" means the suspension agreement which has been entered into and is still in force as of the date of execution of this Agreement between the United States Department of Commerce and The Russian Federation concerning the import of uranium into the United States of America as such agreement may be amended or replaced; and

  (o)
  "U3O8" means natural uranium concentrates expressed as triuranium octoxide.

        1.02    Headings:    The division of this Agreement into articles and sections, and the insertion of headings, is for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Any reference herein to an article, section or other subdivision is a reference to such provision as contained in this Agreement.

        1.03    Expanded Meanings:    In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the singular shall include the plural and the plural shall include the singular.

        1.04    Calculation of Number of Days:    In any case in which a number of days is prescribed in this Agreement, the same shall be determined exclusive of the first day and inclusive of the last day.

        1.06    Rounding of Numerical Figures:    Whenever a numerical figure is to be rounded or calculated to fewer digits than the number of digits available, the following procedure shall be applied unless otherwise specified herein:

  (a)
  if the first digit discarded is less than five (5), the last digit retained will not be changed; and

  (b)
  if the first digit discarded is equal to or greater than five (5), the last digit retained will be increased by one (1).

        1.05    Currency:    All amounts and sums of money referred to in this Agreement are expressed in terms of United States dollars and all amounts and sums payable hereunder shall be paid in lawful money of the United States of America.

        1.06    Entire Agreement:    This Agreement contains all the terms of the mutual understanding between the Parties with respect to the subject matter of this Agreement and supersedes and replaces any and all written and oral arrangements, correspondence, conversations, and documents made and exchanged between the Parties with respect to the subject matter of this Agreement prior to the execution of this Agreement except as otherwise specifically provided for herein. Any modification, alteration, or amendment of this Agreement shall be in writing dated after the date hereof and duly executed by both Parties.

ARTICLE II
BASIC TERMS OF PURCHASE AND SALE

        2.01    Basic Agreement:    On the terms and conditions set forth in this Agreement, URI shall sell and deliver to [Redacted], and [Redacted] shall purchase, pay for and take delivery from URI of the Delivery Quantity on the Delivery Date.

        2.02    Delivery Notice:    No later than ninety (90) days prior to each Delivery Date, URI shall provide [Redacted] with a Delivery Notice stipulating the Delivery Quantity and Delivery Date.

        2.03    Delivery, Delivery location and Delivery Date:    On the Delivery Date, URI shall deliver the Delivery Quantity to [Redacted] by Book Transfer at the Converter. Delivery of the Delivery Quantity shall occur at the time the Converter makes the Book Transfer.

        2.04    Origin:    The Delivery Quantity may be of any Origin or combination of Origins that are deliverable to and usable by nuclear electric generating facilities in the United States of America without the imposition of any tariffs, duties or similar charges.

        2.05    Conveyance:    URI shall issue to the Converter an instruction to Book Transfer the Delivery Quantity on the Delivery Date. URI shall instruct the Converter to provide [Redacted] and URI with a copy of the Converter's Notice by facsimile transmission immediately following the conclusion of such Book Transfer.

        2.06    Representation and Warranties by URI:    URI represents and warrants to [Redacted] that:

  (a)
  URI will have good and marketable title to the Delivery Quantity being sold to [Redacted] and will convey good and marketable title thereto, free and clear of any liens, charges or encumbrances of any description;

  (b)
  the Delivery Quantity will conform to the Origin requirements described in Section 2.03;

  (c)
  no portion of the Delivery Quantity will have been obtained by URI under or through any arrangement, swap, or exchange that violates any of the laws of the United States of America regarding the importation or use of U3O8 or is designed to circumvent the import limits for uranium under the Suspension Agreement; and

  (d)
  the transaction set forth in this Agreement is not part of any arrangement, swap, or exchange by URI that violates any of the laws of the United States of America regarding the importation or use of U3O8 or is designed to circumvent the import limits for uranium under the Suspension Agreement.

        The foregoing representations and warranties constitute continuing representations and warranties for the benefit of URI and survive the completion of the transactions contemplated by this Agreement.

        2.07    Representations and Warranties of [Redacted]:    [Redacted] represents and warrants to URI that:

  (a)
  The Delivery Quantity will be used exclusively for peaceful, non-explosive purposes in accordance with all applicable laws and regulations;

  (b)
  the transaction set forth in this Agreement is not part of any arrangement, swap, or exchange by [Redacted] that violates any of the laws of the United States of America regarding the importation or use of uranium or which is designed to circumvent the import limits for uranium under the Suspension Agreement; and

  (c)
  [Redacted] will impose the obligations in Section 2.06 (a) and (b) on any person, company or other entity with which [Redacted] enters into an arrangement for the sale, transfer exchange or other disposition of any portion of the Delivery Quantity.

        The foregoing representations and warranties constitute continuing representations and warranties for the benefit of URI and survive the completion of the transactions contemplated by this Agreement.

        2.08    Exclusivity of Warranties:    THE EXPRESS WARRANTIES SET FORTH HEREIN ARE EXCLUSIVE, AND NO OTHER WARRANTIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED (INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY), SHALL APPLY.

        2.09    Permits:    Each Party shall, at its own expense, be responsible for obtaining all approvals, authorization, consents, licenses, and permits necessary to carry out its obligations hereunder, and to the extent necessary, the other party shall co-operate as to the obtaining of such approvals, authorizations, consents, licenses, and permits.

        2.10    Costs:    URI will assume any fees, costs or charges incurred in carrying out the Book Transfer.

ARTICLE III
PURCHASE PRICE AND PAYMENT

        3.01    Concentrates Price:    The amount payable per pound U3O8 by [Redacted] for the Delivery Quantity delivered by URI pursuant to this Agreement shall be the Concentrates Price.

        3.02    Invoices:    At least twenty (20) days prior to the Delivery Date, URI shall send [Redacted] an invoice, bearing the Delivery Date, in the amount referred to in Section 3.01. [Redacted] agrees that the original invoice may be sent by facsimile and that the receipt of such facsimile is receipt of the invoice for purposes of payment, provided that the original written invoice is received within ten (10) days before the Delivery Date.

        3.03    Payment:    [Redacted] shall pay the invoice within 30 days from the Delivery Date subject to [Redacted]'s prior receipt of Converter's Notice and URI's invoice detailing correct payment instructions. If such day on which payment is due is not a Business Day, the previous Business Day will be substituted. Payment to URI of the full amount invoiced shall be made by electronic transfer of funds immediately available to URI at the bank account designated on the invoice, free from all charges or deductions.

        3.04    Interest:    If the amount on URI's invoice, calculated in accordance with Section 3.01, is not paid at or within the times specified in Section 3.03, such amount shall bear interest from the due date until the actual date of payment at the Agreed Rate.

ARTICLE IV
TAXES, DUTIES OR CHARGES

        4.01    Taxes, Duties or Charges:    URI shall be responsible for and shall pay any taxes, imposts, or duties imposed or levied by or payable to any taxing authority upon or with respect to any or all of such Delivery Quantity prior to delivery. [Redacted] shall be responsible for and shall pay any taxes, imposts, or duties imposed or levied by or payable to any taxing authority upon or with respect to any or all of the Delivery Quantity, or the use thereof, coincident with or after delivery of the Delivery Quantity to [Redacted].

ARTICLE V
TITLE AND RISK OF LOSS

        5.01    Title and Risk of Loss:    Upon completion of the Book Transfer, title to the Delivery Quantity and, as between URI and [Redacted], all risk of loss of or damage to the Delivery Quantity and to persons or properties caused by the Delivery Quantity shall pass from URI to [Redacted].

ARTICLE VI
LIMITATION OF REMEDIES AND DAMAGES

        6.01    Failure to Transfer:    In the event of failure to effect a Book Transfer on the Delivery Date for any reason, other than an Event of Force Majeure pursuant to Article VII, URI's liability to [Redacted] for claims of any kind shall be limited to the difference between [Redacted]'s reasonable, direct cost of purchasing a pound of replacement U3O8 times the number of pounds of U3O8 not delivered under this Agreement, and the Concentrates Price times the number of pounds of U3O8 not delivered.

        6.02    Consequential Damages:    Except as otherwise specifically set forth herein, in no event, whether under contract, tort (including negligence or strict liability), warranty, or otherwise, shall either Party to this Agreement be liable to the other Party for any incidental or consequential damages or losses of any nature arising out of or, connected with or resulting from the performance of or failure to perform this Agreement, including without limitation, loss of profits, loss of use of facilities, or costs of capital.

ARTICLE VII
FORCE MAJEURE

        7.01    Definition:    "Event of Force Majeure" means an event which prevents or delays the performance by a Party of its obligations under this Agreement and arises out of causes beyond the reasonable control and without the fault or negligence of such Party. An Event of Force Majeure includes but is not limited to acts of God, fire, flood, explosion, strikes, labour disputes, sabotage, riots, acts of any civil or military authority, government legislation, regulations, actions or inactions, judgment or decision of a court of law or other authority with the force of law, wars, major equipment failure or unavailability of transportation facilities, including any failure or inability due to claim of Force Majeure by the Converter to comply with the instructions of URI to effect delivery of the Delivery Quantity to [Redacted].

        7.02    Non-Liability for Event of Force Majeure:    Subject to the provisions of this Article, where either Party is prevented from performing its obligations hereunder by an Event of Force Majeure, other than the obligation to pay money, the obligations of both Parties are suspended for the duration of such Event of Force Majeure and neither Party shall be liable to the other for such failure to fulfil obligations.

        7.03    Notices:    A Party whose performance is affected by an Event of Force Majeure shall promptly give the other Party notice of the occurrence of the Event of Force Majeure and its anticipated effect on the Party's performance under this Agreement, of any significant change in the nature of the Event of Force Majeure and of any progress made in eliminating it, and of the termination of any Event of Force Majeure and of the anticipated date of resumed performance of contractual obligations.

        7.04    Obligations of Affected Party:    A Party which fails to fulfil its obligations because of an Event of Force Majeure shall use commercially reasonable efforts to minimize or eliminate the Event of Force Majeure but shall not be required to settle a strike, lockout, work slowdown, work stoppage, or other labour dispute, and shall otherwise fulfil its obligations at a time to be agreed upon by the Parties that will be as soon as is reasonably possible after the elimination of the Event of Force Majeure.

        7.05    Cancellation of the Delivery:    If a delivery cannot be made within sixty (60) days from the original Delivery Date because of an Event of Force Majeure, the Party not claiming Force Majeure may terminate the affected Delivery. In the case that the Event of Force Majeure would continue after the date of termination of the affected Delivery, the Party not claiming Force Majeure may, at its option, reduce or postpone future Deliveries or terminate all or part of the remaining Deliveries. Regarding the terminated Deliveries or this Agreement, neither Party shall have any liability to the other Party due to the transaction contemplated by this Agreement not taking place.

ARTICLE VIII
NOTICES

        8.01    Notices:    Any notice, invoice, or other written communication required or permitted to be given hereunder shall be in writing and either be delivered personally to the Party to whom it is directed or sent by facsimile and shall be effective on the day of receipt of the notice if received during normal business hours of the addressee, and if not received during such normal business hours, then on the first business day of the addressee after such receipt.

        8.02    Addresses:    The addresses of the Parties to which all such notices shall be forwarded are as follows:

if to [Redacted]:	[Redacted]
if to URI:	URI Inc. 650 South Edmonds Lane Suite 108 Lewisville, TX 75067 Attention: Tom Ehrlich Facsimile: (972) 219 - 3311
with copy to: [Redacted]

        The address of a Party for notices may be changed by notice given to the other Party in accordance with this Article VIII.

ARTICLE IX
ASSIGNMENTS

        9.01    Consent Required for Assignment:    Neither Party may assign any of its rights under this Agreement without the prior written consent of the other Party, which consent shall not unreasonably be withheld; provided, however, that either Party may assign any of its rights hereunder, without such consent, to its parent company, its affiliates, or its bank or other financial institution. No such assignment shall relieve the assignor from any of its obligations hereunder.

        9.02    Enurement:    This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

ARTICLE X
APPLICABLE LAW

        10.01    Governing Law:    This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Georgia.

ARTICLE XI
WAIVER

        11.01    Waiver:    No waiver, alteration, amendment, modification of this Agreement, or any covenant, condition, or limitation herein contained is valid unless in writing and duly executed by the Party to be charged therewith. Furthermore, no evidence of any waiver, alteration, amendment, or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the Parties arising out of or affecting this Agreement, or the rights or obligations of any Party hereunder, unless such waiver, alteration, amendment, or modification is in writing, and duly executed. Further, the provisions of this Article may not be waived.

ARTICLE XII
CONFIDENTIALITY

        12.01    Confidentiality:    The Parties shall treat this Agreement as confidential, and neither Party shall disclose its contents without the prior written consent of the other Party to any person except to its affiliates, legal advisors, financers or auditors. If disclosure is required to comply with the laws or regulations of a government or government agency or by a court having jurisdiction over one of the Parties or if a Party is required by the rules of a stock exchange to make timely disclosure of developments, such Party may so disclose notwithstanding the foregoing upon prior notice to the other Party.

        IN WITNESS WHEREOF the Parties have executed this Agreement as at the day and year first above written.

[Redacted]
By:

Name:

By:

Name:

URI, INC.
By:

By:

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  Exhibit 10.27.2